UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

STANDARD PARKING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 274-2000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company has entered into a Third Amendment to Amended and Restated Employment Agreement with G. Marc Baumann, the Company’s Chief Financial Officer, on June 10, 2011 (the “Amendment”). Pursuant to the Amendment, Mr. Baumann will be permitted to engage in writing or speaking activities and may be permitted serve as a director of a non-competing company. In addition, the Amendment addresses, among other things, base salary reductions and voluntary termination of employment by Mr. Baumann for “Good Reason.” The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Third Amendment to Amended and Restated Employment Agreement between Standard Parking Corporation G. Marc Baumann dated June 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION
Date: June 13, 2011	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amendment to Amended and Restated Employment Agreement between Standard Parking Corporation G. Marc Baumann dated June 10, 2011.